Registration No. 333- __________


    As filed with the Securities and Exchange Commission on November 1, 2006


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         _____________________________

                                    FORM S-8

                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                            _________________________
                        WGL ENTERTAINMENT HOLDINGS, INC.
              (Exact name of registrant as specified in its charter)
                                     DELAWARE
          (State or other jurisdiction of incorporation or organization)
                                   95-0201235
                     (I.R.S. Employer Identification No.)

                          963 HELMSLEY COURT, UNIT 107
                             LAKE MARY, FLORIDA 32746
                                 (407) 328-8538
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

                 AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
                             (Full title of the plan)
                  MICHAEL S. PAGNANO, CHIEF EXECUTIVE OFFICER
                        WGL ENTERTAINMENT HOLDINGS, INC.
                          963 HELMSLEY COURT, UNIT 107
                            LAKE MARY, FLORIDA 32746
                                 (407) 328-8538
 (Name, address, including zip code, and telephone number, including area code, of agent for servic


                                           CALCULATION OF REGISTRATION FEE

                                                  Proposed maximum         Proposed maximum
Title of securities         Amount to be         offering price per     aggregate offering price       Amount ofregistration fee
 to be registered            registered               share*
-------------------         ------------         ------------------     -------------------------      -------------------------
                                                                                                                  **
  Common Stock             1,500,000,000         $      .0003           $      450,000                 $  ----------------
($.001 par value)             shares


* Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the high and low selling prices per share of common stock of the Registrant on October __, 2006.

** Previously paid.

PART I     Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's Amended and Restated 2006 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Plan Annual Information.

Upon  written or oral request, any of the documents incorporated by reference in
Item 3 of Part II of this Registration Statement on Form S-8 (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the Amended and Restated 2006 Stock Incentive Plan are available without charge by contacting:

                  Michael S. Pagnano, Chief Executive Officer
                        WGL Entertainment Holdings, Inc.
                          963 Helmsley Court, Unit 107
                            Lake Mary, Florida 32746
                                 (407) 328-8538

PART II     Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement on Form S-8 the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

     - Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on April 21, 2006, which is hereby incorporated by reference.

     - Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on May 22, 2006, which is hereby incorporated by reference.

     - Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on May 25, 2006, which is hereby incorporated by reference.

     - Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on July 5, 2006, which is hereby incorporated by reference.

     - Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on August 21, 2006, which is hereby incorporated by reference.

     - Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on August 28, 2006, which is hereby incorporated by reference.

     - The description of the Company's securities, which is incorporated by reference into the Company's Registration Statement on Form 10SB-12G, filed on April 26, 2002, as amended, pursuant to the Exchange Act, and contained in the Company's Registration Statement on Form SB-2, as amended, under the caption "DESCRIPTION OF CAPITAL STOCK", Registration No. 333-129436, filed on November 16, 2005 ,pursuant to the Securities Act.

Item 4.  Description of Securities.

    Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

    None.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 102 of the Delaware General Corporation Law authorizes a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty under certain circumstances. The Registrant's Certificate of Incorporation, as amended, does not incorporate the provisions of Section 102 of the Delaware General Corporation Law. In the event that the Registrant further amends its Certificate of Incorporation to provides that its directors shall not be liable for monetary damages for breach of their fiduciary duties as directors to the Company or its stockholders, such amendment would not eliminate the fiduciary duty of the directors, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief would remain available under Delaware law. In any event, each director of the Registrant will continue to be subject to liability for breach of his or her duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.

Item  7. Exemption from Registration  Claimed.

None.

Item 8.  Exhibits.

EXHIBIT NUMBER     EXHIBIT
--------------     --------

     4.1           WGL Entertainment Holdings, Inc.
                   Amended and Restated 2006 Stock Incentive Plan

     5.1           Opinion of Black Swan Legal Counsel, PLLC

    23.1           Consent of Ham, Langston & Brezina, LLP, Independent Auditors

    23.2           Consent of Malone & Bailey, PC, Independent Auditors

    23.3           Consent of Black Swan Legal Counsel, PLLC is contained in
                   Exhibit 5.1.

Item  9.  Undertakings.

     (a)     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement: (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of a filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida, on October __, 2006.


WGL ENTERTAINMENT HOLDINGS, INC.

/s/ MICHAEL S. PAGNANO
----------------------
Michael S. Pagnano, President,
Chief Executive Officer
(Principal Executive Officer),
Principal Accounting Officer,
Principal Financial Officer and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on November 1, 2006.


/s/ MICHAEL S. PAGNANO
----------------------
Michael S. Pagnano, President,
Chief Executive Officer
 (Principal Executive Officer),
Principal Accounting Officer,
Principal Financial Officer and Director


/s/ KING SIMMONS
---------------------
King Simmons
Director

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